Exhibit (q.3)

POWER OF ATTORNEY

WITH RESPECT TO

iSHARES TRUST and iSHARES, INC.

Know all men by these presents that Charles A. Hurty, a Trustee of iShares Trust (the “Trust”) and a Director of iShares, Inc. (the “Company”) (together, the “Companies”), whose name and signature appears below, constitutes and appoints Lee T. Kranefuss, Michael Latham, Margery K. Neale, Joel H. Goldberg and Barry P. Barbash, as his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which he is now or is on the date of such filing a Trustee of the Trust or Director of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

February 25, 2006

/s/ Charles A. Hurty
Name: Charles A. Hurty